    As filed with the Securities and Exchange Commission on February 2, 2001

                                                     Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CNB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                            -----------------------


               NEW YORK
   (State or other jurisdiction of                      22-3203747
    incorporation or organization)            (IRS Employer Identification No.)


                               CNB Financial Corp.
                                24 Church Street
                           Canajoharie, New York 13317
                                 (518) 673-3243
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                            -----------------------

                        CENTRAL NATIONAL BANK 401(K) PLAN
                            (Full title of the plan)

                            -----------------------

                                 Donald L. Brass
                      President and Chief Executive Officer
                               CNB Financial Corp.
                                24 Church Street
                           Canajoharie, New York 13317
                                 (518) 673-3243
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Steven Kaplan, Esquire
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5986

                              ---------------------

                         Calculation of Registration Fee

                                                  Proposed maximum      Proposed maximum        Amount of
 Title of securities to be      Amount to be     offering price per    aggregate offering     registration
         registered              registered          unit(1)(2)             price(2)               fee
-------------------------------------------------------------------------------------------------------------
        Common Stock               60,000              $11.00              $660,000.00           $165.00
-------------------------------------------------------------------------------------------------------------

        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on January 26, 2001, on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by CNB Financial Corp. ("Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and made a part hereof:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

        (b) Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000, filed with the Commission on May 12, 2000, August 14, 2000 and November 13, 2000, respectively;

        (c) Periodic Report on Form 8-K, filed with the Commission on April 25, 2000; and

        (d) The descriptions of the Company's Common Stock contained in the Company's registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such descriptions.


        All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), CNB has broad powers to indemnify its directors, officers and other employees. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. As permitted by Section 721 of the BCL, CNB's By-laws provide that CNB shall indemnify its officers and directors, as such, against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, and against any other amounts, expenses and fees similarly incurred. This right of indemnification includes the right of a director or officer to receive payment from CNB for expenses incurred in defending or appealing such action or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification. Notwithstanding the preceding, the By-laws provide that CNB will indemnify a director or officer only upon a finding by the Board of Directors (or the shareholders, as appropriate) that there has been no judgment or other final adjudication adverse to the director or officer which establishes that his acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or the advantage to which he was not legally entitled. CNB has also entered into indemnity agreements with its officers and directors. CNB also has purchased directors' and officers' liability insurance.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.           EXHIBITS

        The exhibits listed on the Exhibit Index on page 9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

        The Registrant hereby undertakes to submit the Plan and any amendments thereto, to the Internal Revenue Service (the "IRS") and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.           UNDERTAKINGS

The Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canajoharie, State of New York on February 2, 2001.

                                                     CNB FINANCIAL CORP.



                                                     By:  /s/ Donald L. Brass
                                                          ---------------------
                                                          Donald L. Brass
                                                          President


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

February 2, 2001                              /s/ Donald L. Brass
                                              ----------------------------------
                                              Donald L. Brass
                                              President and Director
                                              (Principal Executive Officer)

February 2, 2001                              /s/ Peter  J. Corso
                                              ----------------------------------
                                              Peter J. Corso, Treasurer
                                              (Principal Accounting and Financial Officer)

February 2, 2001                              /s/ VanNess D. Robinson
                                              ----------------------------------
                                              VanNess D. Robinson
                                              Director

February 2, 2001                              /s/ J. Carl Barbic
                                              ----------------------------------
                                              J. Carl Barbic
                                              Director

February 2, 2001                              /s/ Joseph A. Santangelo
                                              ----------------------------------
                                              Joseph A. Santangelo
                                              Director

February 2, 2001                              /s/ John P. Woods, Jr.
                                              ----------------------------------
                                              John P. Woods, Jr.
                                              Director

        Pursuant to the requirements of the Securities Act of 1933, Central National Bank of Canajoharie, as administrator of the Central National Bank 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canajoharie, State of New York on February 2, 2001.



                                /s/ Donald L. Brass
                                --------------------------------------------
                                Donald L. Brass
                                President and Principal Executive Officer



                                /s/ Peter J. Corso
                                --------------------------------------------
                                Peter J. Corso
                                Treasurer and Principal Accounting and
                                Financial Officer



                                /s/ Stephen E. Souky
                                --------------------------------------------
                                Stephen E. Souky
                                Administrator

                                INDEX TO EXHIBITS


Exhibit 4.1                   Amended and Restated Articles of Incorporation of CNB Financial Corp.
                              incorporated herein by reference to Exhibit B to the Registration Statement on Form S-4 (No. 33-45522) filed March 4, 1992.

Exhibit 4.2                   By-laws of CNB Financial Corp. incorporated herein by reference to Exhibit C to the Registration Statement on Form S-4 (No. 33-45522) filed March 4, 1992.

Exhibit 23                    Consent of KPMG LLP

Exhibit 24                    Power of Attorney

Exhibit 99.1                  CNB Financial Corp. 401(K) Plan